FAM FUNDS

A SPECIAL MEETING OF SHAREHOLDERS


   A Special Meeting of shareholders of the Funds was held on April 26, 2002 in Cobleskill, New York, for the purpose of considering and acting on the following matters:

   1.   To elect seven Trustees of the Trust;
   2. To approve the elimination or amendment of certain of the Trust's fundamental investment restrictions in order for the trust to modernize its investment restrictions and increase its investment flexibility;
   3. To ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants for the Trust's fiscal year ending December 31, 2002; and
   4. To consider and act upon any matters incidental to the foregoing and to transact such other business as may be properly come before the Meeting and any adjournment or adjournments thereof.

                                                 SHARES             SHARES
FUND NAME                                      OUTSTANDING        REPRESENTED

FAM Value Fund                                 14,465,518         8,397,221
FAM Equity-Income Fund                         2,250,133          1,703,348
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(1) To elect Trustees of the Trust

THOMAS O. PUTNAM                               AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,282,119          115,102
FAM Equity-Income Fund                          1,686,916           16,431
JOSEPH J. BULMER                               AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,270,131          127,090
FAM Equity-Income Fund                          1,684,128           19,219
FRED (CHICO) LAGER                             AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,263,137          134,084
FAM Equity-Income Fund                          1,687,558           15,789
C. RICHARD POGUE                               AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,287,650          109,571
FAM Equity-Income Fund                          1,687,044           16,303
DAVID A. HUGHEY                                AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,283,717          113,504
FAM Equity-Income Fund                          1,686,673           16,674
JOSEPH A. BUCCI                                AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,272,312          124,909
FAM Equity-Income Fund                          1,688,433           14,914
JAMES H. MULLER                                AFFIRMATIVE        WITHHOLD
FAM Value Fund                                  8,272,738          124,483
FAM Equity-Income Fund                          1,686,249           17,098
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(2A) To amend the fundamental investment restriction regarding investments in commodities, commodity contracts, restricted securities, mortgages, or in oil, gas, mineral or other development programs





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                                    FAM FUNDS

                   A SPECIAL MEETING OF SHAREHOLDERS (CONT'D)


                          AFFIRMATIVE    AGAINST      ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,452,935    1,244,705     204,502    1,495,079
FAM Equity-Income Fund       864,438       79,548      34,496      724,866
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(2B) To amend the fundamental investment restriction regarding borrowing money
                          AFFIRMATIVE    AGAINST      ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,540,371    1,149,554     212,217    1,495,079
FAM Equity-Income Fund       842,485       98,468      37,530      724,865
--------------
(2C) To eliminate the fundamental investment restriction regarding investment company securities
                          AFFIRMATIVE    AGAINST       ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,630,999    1,017,563      53,581    1,495,078
FAM Equity-Income Fund       867,263       70,583      40,636      724,866
--------------
(2D) To eliminate the fundamental investment restriction regarding investment in companies that have been in business for less than 3 years
                          AFFIRMATIVE     AGAINST     ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,748,999      949,181     203,962    1,495,079
FAM Equity-Income Fund       851,867       82,971      43,644      724,866
--------------
(2E) To eliminate the fundamental investment restriction regarding investment securities that have no quoted market
                          AFFIRMATIVE    AGAINST      ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,337,105    1,362,927     202,110    1,495,079
FAM Equity-Income Fund       832,728      109,179      36,576      724,865
--------------
(2F) To eliminate the fundamental investment restriction regarding investments for control
                          AFFIRMATIVE     AGAINST     ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,871,917      772,148     258,078    1,495,078
FAM Equity-Income Fund       862,838       80,627      35,017      724,866
--------------
(2G) To eliminate the fundamental investment restriction regarding selling securities short
                          AFFIRMATIVE     AGAINST     ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,611,856    1,065,387     224,900    1,495,078
FAM Equity-Income Fund       865,702       74,779      38,002      724,865

--------------
(2H) To amend the fundamental investment restriction regarding lending and issuing senior securities

                          AFFIRMATIVE     AGAINST     ABSTAIN  BROKER NON-VOTE
FAM Value Fund             5,616,939    1,009,247     275,957    1,495,078
FAM Equity-Income Fund       860,111       81,436      36,935      724,866
--------------
(3) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Trust for the fiscal year ending December 31, 2002
                          AFFIRMATIVE     AGAINST     ABSTAIN
FAM Value Fund             8,221,503       75,236     100,482
FAM Equity-Income Fund     1,653,298       20,917      29,133